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                                                                    EXHIBIT 23.1
                                                 CONSENT OF INDEPENDENT AUDITORS

                    Consent of KPMG LLP, independent auditors


The Board of Directors
MySimon, Inc.:


         We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-07667, 333-07671, 333-34491, 333-67325,
333-78247 and 333-35458) and Forms S-3 (File Nos. 333-46203, 333-56633,
333-73023, 333-77065, 333-77757, 333-78585, 333-85513 and 333-90739) of CNET
Networks, Inc. of our report dated February 18, 2000, except as to Note 8, which is as of February 29, 2000, with respect to the balance sheets of mySimon, Inc. as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1999 and for the period from April 22, 1998 (inception) to December 31, 1998, which report appears in the Form 8-K of CNET Networks, Inc. dated May 15, 2000.


                                                   KPMG LLP

Mountain View, California
May 15, 2000